UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  May 7, 2007


                    CARGO CONNECTION LOGISTICS HOLDING, INC.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)


            FLORIDA                    0-28233                 65-0510294
            -------                    -------                 ----------
 (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)             File Number)          Identification No.)

600 BAYVIEW AVENUE, INWOOD, NEW YORK                            11096
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(Address of principal executive offices)                      (Zip Code)


                                 (516) 239-7000
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
           ------------------------------------------

On May 7, 2007, Cargo Connection Logistics Holding, Inc., entered into a Waiver Agreement with Montgomery Equity Partners, Ltd. ("Montgomery"). Montgomery is the owner of certain of our secured convertible debentures in the aggregate outstanding principal amount of $2.25 million (the "Secured Convertible Debentures"), as well as other of our outstanding securities, including warrants to purchase 2 million shares of our common stock (the "Warrants").

Under the Waiver Agreement, Montgomery has agreed to:
(a) Waive 50% of our obligation, under a Registration Rights Agreement, dated as of December 28, 2005, between Montgomery and us, to pay Montgomery certain penalties and charges relating to our inability to file and obtain effectiveness by specified dates of a registration statement ("Registration Statement") registering for resale under the Securities Act of 1933, as amended, the shares of our common stock issuable upon conversion of the Secured Convertible Debentures and upon exercise of the Warrants. Such waiver only is effective if (i) we comply with all of our obligations under the Waiver Agreement and (ii) we redeem the Secured Convertible Debentures on or prior to June 5, 2007. Montgomery has reserved the right to consent, which consent may not be unreasonably, withheld, conditioned or denied, to an extension of such redemption deadline to June 30, 2007 if we delivery to Montgomery, no later than June 5, 2007, significant evidence of a potential financing transaction, the proceeds of which would, at a minimum, be sufficient to repay the all of the outstanding principal and accrued interest due under the Secured Convertible Debentures.
(b) Permit us to withdraw the Registration Statement. The Registration Statement (SEC File No.: 333-131825) was originally filed on February
      14, 2006 and amended on July 18, 2006. On May 8, 2007, we filed a
      Request for Withdrawal of Registration Statement on Form RW. The Form
      RW seeks the consent of the Securities and Exchange Commission to the withdrawal of the Registration Statement.

Also under the Waiver Agreement, we have agreed to file a new registration no later than June 5, 2007 (or June 30, 2007, if Montgomery consents to an extension of the redemption date for the Secured Convertible Debentures to June 30, 2007), registering for resale under the Securities Act the shares of our common stock issuable upon conversion of the Secured Convertible Debentures. We are obligated to use our best efforts to have such registration statement (the "New Registration Statement") declared effective within 60 days after its filing with the Commission. The maximum number of shares of our common stock that we are required to include in the New Registration Statement is equal to one-third of the number of shares of our common stock issued and held by persons other than our affiliates, or the number of shares of our common stock issuable upon conversion of the Secured Convertible Debentures. If the New Registration Statement includes less than all of the shares of our common stock issuable upon complete conversion of the Secured Convertible Debentures, we are required to file further registration statements, within specified time frames, as may be necessary to register for resale all of the remaining shares of our common stock issuable upon exercise of the Secured Convertible Debentures.

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

On May 9, 2007, we disseminated a press release disclosing our entering into the Waiver Agreement with Montgomery.


Item 9.01  Exhibits.
           --------
Exhibit
Number     Description
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10.01      Waiver Agreement, dated as of May 7, 2007, between Cargo Connection
           Logistics Holding, Inc. and Montgomery Equity Partners, Ltd.
99.01      Press Release of Cargo Connection Logistics Holding, Inc., dated
           May 9, 2008

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 9, 2007                   Cargo Connection Logistics Holding, Inc.


                                      By:      /s/ Scott Goodman
                                          --------------------------------
                                          Scott Goodman, Chief Financial Officer


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